EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT DATED MARCH 1, 1999 AND AMENDED AS OF AUGUST 24, 1999 BY AND BETWEEN COBRA TECHNOLOGIES, INC., A NEVADA CORPORATION ("EMPLOYER" OR THE "COMPANY"), AND LIONEL FORDE ("Employee").

         WHEREAS, Employee wishes to be employed by Employer with the duties and responsibilities as hereinafter described, and Employer desires to assure itself of the availability of Employee's services in such capacity.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Employer and Employee hereby agree as follows:

1. EMPLOYMENT. Employer hereby agrees to employ Employee, and Employee hereby agrees to serve Employer, upon the terms and conditions hereinafter set forth.

2. TERM. The employment of Employee by Employer pursuant to this Agreement shall be for a three (3) year term commencing March 1, 1999 and ending on February 28, 2002, unless sooner terminated pursuant to Section 8 below (hereinafter referred to as the "Service Period").

3. DUTIES. Employee shall, subject to overall direction consistent with the legal authority of the Board of Directors of Employer (the "Board"), serve as, and have all power and authority inherent in the office of, Chief Financial Officer of Employer, and shall be responsible for those areas in the conduct of the business assigned to him by the Board, including, without limitation, (i) participating in the Company's capital raising efforts; (ii) managing the Company's cash and investment assets; (iii) involvement in the Company's fund raising efforts; and (iv) management authority over the internal and external financial reports of the Company and all of its divisions and subsidiaries wherever situated. Employee shall devote substantially all his business time and efforts to the business of Employer.

4. COMPENSATION AND OTHER PROVISIONS. Employee shall be entitled to the compensation and benefits hereinafter described in subsections (a) through (d) (such compensation and benefits being hereinafter referred to as "Compensation Benefits").

                  (A) BASE SALARY. Employer shall pay to Employee a base salary of $70,000 per annum for the period commencing March 1, 1999 through December 31, 1999, and $120,000 per annum commencing on January 1, 2000 through the remainder of the Service Period (such amount, as it may be increased from time to time, may sometimes hereinafter be referred to as "Base Salary"). The Base Salary and Employee's other compensation may be reviewed by the Board from time to time during the Service Period and may be increased (but not decreased) as the Board may determine.

                  (B) PARTICIPATION IN BENEFIT PLANS. During the Service Period, Employee shall be eligible to participate in all employee benefit plans and arrangements now in effect or which may hereafter be established, including, without limitation, all life, group insurance and medical care plans and all disability, retirement and other employee benefit plans of Employer consistent with such benefits provided to executive management of Employer. Employee shall in all events provide and pay the full costs of all medical and health insurance for Employee throughout the Service Period.

                  (C) AUTOMOBILE ALLOWANCE. During the Service Period, Employee shall be paid an automobile allowance of approximately $700.00 per month throughout the Service Period, which shall be utilized for an automobile lease, insurance, gasoline, maintenance and related expenses.

                  (D) EXPENSE REIMBURSEMENT. Employer will promptly reimburse Employee for all reasonable out-of-pocket business expenses incurred in connection with the performance of Employee's services hereunder, including, without limitation, all travel, telephone, entertainment and similar business expenses.

5. STOCK OPTIONS. Concurrent herewith, Employer and Employee shall enter into a certain Stock Option Agreement ("Stock Option Agreement") providing for full anti-dilution rights to Employee, participation in the Employer's qualified incentive stock option plan, and cashless exercise. The terms of the anti-dilution rights shall provide that:

                  if the Company issues additional shares, beyond 10 million shares outstanding on a fully diluted basis, whether in the course of further acquisition, capital raising activity or any other activity, the Employee shall receive options for the purchase of shares of the Employer such that the Employee shall maintain approximately 8% (eight percent) ownership of Employer. This right shall be valid as long as the total outstanding shares on a fully diluted basis is less than 25,000,000 shares. When the total shares on a fully diluted basis is greater than 25,000,000 shares, then the Employee shall have no further anti dilution rights. In the case of a stock split, recapitalization or other similar share reissuance program, this anti-dilution right will be proportionately adjusted. The stock options granted shall have an exercise price that is equal to the average market price during the 60 days prior to the distribution to Employee and shall be exercisable for a period of five years from the date of grant.

6. STOCK GRANT. Employee is entitled to receive shares as additional compensation as the Board of Directors may from time to time grant. Any and all non-vested shares to which Employee which may be granted under any Employer plan shall become vested immediately prior to a Change of Control. For purposes of this Agreement, "Change of Control" shall mean any of the following: (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of voting securities of the Company entitled to exercise more than 30% of the total voting power of all outstanding voting securities of the Company (calculated in accordance with Rule 13d-3 under the Exchange Act); (ii) the consummation of any merger, consolidation, business combination or similar transaction involving the Company that results in the beneficial owner's voting securities of the Company immediately prior to such consummation owning in the aggregate, directly or indirectly, voting securities representing less than 50% of the voting securities of the surviving entity outstanding immediately following such consummation; or (iii) the sale of all or substantially all of the assets of the Company, or any liquidation, dissolution or bankruptcy of the Company..

7. REGISTRATION RIGHTS AGREEMENT. Concurrent herewith, Employer and Employee have entered into a certain Registration Rights Agreement pursuant to which Employer has granted to Employee certain "piggy-back" rights to register securities of Employer, including, without limitation, common stock granted hereunder and underlying stock options granted or to be granted in connection with the Stock Option Agreement and Incentive Stock Option plan.

8. TERMINATION. Employee's employment hereunder shall terminate as a result of any of the following events:

                  (a)      Employee's death;

                  (b) Employee shall be unable to perform his duties hereunder by reason of illness, accident or other physical or mental disability, as verified by a licensed physician mutually selected by the Employer and Employee, for a continuous period of at least six months or an aggregate of nine months during any continuous twelve month period ("Disability");

                  (c)      termination by Employee; or

                  (d) for  Cause,  where  "Cause"  shall  mean:  (i)  the  final non-appealable conviction of Employee of a felony; (ii) the reasonable determination of seventy-five percent (75%) of the Board that Employee has engaged in intentional misconduct, or the gross neglect of his duties, which has a material and continuing adverse effect on the business of Employer; or (iii) a final non-appealable determination by a court of competent jurisdiction that Employee shall have failed to cure the breach of any material term of this Agreement within thirty days following receipt of detailed written notice from Employer of such breach.

                  Any termination pursuant to subparagraph (b), (c) or (d) of this Section shall be communicated by a written notice ("Notice of
Termination"), such notice to set forth with specificity the grounds for termination if the result of "Cause". Employee's employment under this Agreement shall be deemed to have terminated as follows: (i) if Employee's employment is terminated pursuant to subparagraph (a) above, on the date of his death; (ii) if Employee's employment is terminated pursuant to subparagraph (b) or (d) above, on the date on which Notice of Termination is given; and (iii) if Employee's employment is terminated pursuant to subparagraph (c) above, fifteen (15) days after the date on which a Notice of Termination is given, or Employee's last day of employment, whichever is earlier. The date on which termination is deemed to have occurred pursuant to this paragraph is hereinafter referred to as the "Date of Termination".

9. PAYMENTS ON TERMINATION. In the event that Employee's employment is terminated pursuant to Section 8 above, Employer shall pay to Employee his full salary through the Date of Termination together with all benefits and other compensation, if any, due and owing as of that date.

10. REPRESENTATIONS AND WARRANTIES. Employee hereby represents and warrants to the Employer that (i) the execution, delivery and performance of this Agreement by Employee do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which Employee is bound, and (ii) Employee is not a party to or bound by any employment agreement, noncompetition agreement or confidentiality agreement with any other person or entity which in any way may restrict, impair or limit the performance of his duties hereunder.

11.  DISCLOSURE AND PROTECTION OF CONFIDENTIAL INFORMATION.

                  (a) For purposes of this Agreement, "Confidential Information" means knowledge, information and material which is proprietary to Employer, of which Employee may obtain knowledge or access through or as a result of his employment by Employer (including information conceived, originated, discovered or developed in whole or in part by Employee). Confidential Information includes, but is not limited to, (i) technical knowledge, information and material such as trade secrets, processes, formulas, data, know-how, improvements, inventions, computer programs, drawings, patents and experimental and development work techniques, and (ii) marketing and other information, such as supplier lists, customer lists, marketing and business plans, business or technical needs of customers, consultants, licensees or suppliers and their methods of doing business, arrangements with customers, consultants, licensees or suppliers, manuals and personnel records or data. Confidential Information also includes any information described above which Employer obtains from another party and which Employer treats as proprietary or designates as confidential, whether or not owned or developed by Employer. Notwithstanding the foregoing, any information which is or becomes generally available to the general public otherwise than by breach of this Section 11 shall not constitute Confidential Information for purposes of this Agreement.

                  (b) During the term of this Agreement and thereafter, Employee agrees, to hold in confidence all Confidential Information and not to use such information for Employee's own benefit or to reveal, report, publish, disclose or transfer, directly or indirectly, any Confidential Information to any person or entity, or to utilize any Confidential Information for any purpose, except in the course of Employee's work for Employer.

                  (c) Employee will abide by any and all security rules and regulations, whether formal or informal, that may from time to time be imposed by Employer for the protection of Confidential Information, and will inform Employer of any defects in, or improvements that could be made to, such rules and regulations.

                  (d) Employee agrees that all inventions, innovations, improvements, developments, methods, designs, analysis, drawings, reports, and all similar or related information which relates to Employer's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Employee at any time while employed by Employer, or made thereafter as a result of any invention conceived or work done at any time during employment with Employer (hereinafter referred to as "Work Product"), and all Employee's right, title and interest in and to Work Product, shall be regarded as made and held by Employee in a fiduciary capacity solely for the benefit of Employer and shall exclusively belong to Employer. Employee will promptly disclose such Work Product to the Board of Directors of Employer and perform all actions reasonably requested by the Board of Directors of Employer (whether during or after the term of Employee's employment with Employer) to establish and confirm such ownership (including, without limitation, execution of any and all assignments, conveyances, consents, powers of attorney and other instruments).

                  (e) Employee will notify Employer in writing immediately upon receipt of any subpoena, notice to produce, or other compulsory order or process of any court of law or government agency if such document requires or may require disclosure or other transfer of Confidential Information.

                  (f) Upon termination of employment, Employee will deliver to Employer any and all records and tangible property that contain Confidential Information that are in his possession or under his control. The provisions of this Section 11 shall survive the termination of Employee's employment with Employer.

12. BOARD OF DIRECTORS. The Company agrees to nominate Employee for election to its Board of Directors at its next meeting of shareholders and to otherwise exercise its best efforts to cause Employee to be elected or appointed to the Board of Directors in accordance with its Bylaws.

13. AVAILABILITY OF INJUNCTIVE RELIEF. Employee acknowledges and agrees that any breach by him of the provisions of Section 9 hereof will cause Employer irreparable injury and damage for which it cannot be adequately compensated in damages. Employee therefore expressly agrees that Employer shall be entitled to seek injunctive and/or other equitable relief, on a temporary or permanent basis to prevent any anticipatory or continuing breach of this Agreement or any part hereof, and is secured as an enforcement. Nothing herein shall be construed as a waiver by Employer of any right it may have or hereafter acquired to monetary damages by reason of any injury to its property, business or reputation or otherwise arising out of any wrongful act or omission of it.

14. INDEMNIFICATION. Employer hereby releases and agrees to unconditionally indemnify and hold Employee harmless from and against all losses, liabilities, claims, actions, judgments, demands, costs, expenses, fines, penalties, fees, and damages, of any kind or nature, including, without limitation, attorney's fees and costs and whether or not suit is instituted, that are suffered or incurred by Employee, directly or indirectly, relating to, arising out of or in connection with any events, occurrences or circumstances of or involving Employer prior to the effective date of this Agreement, irrespective of whether or not Employee is now aware or shall hereafter become aware of such events, occurrences or circumstances or additional facts relating thereto.

15.  SURVIVAL.  The  covenants,   agreements,   representations  and  warranties
contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

16. ENTIRE AGREEMENT; MODIFICATION. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

17. NOTICES. Any notice required or permitted hereunder shall be deemed validly given if delivered by hand, verified overnight delivery, or by first class, certified mail to the following address of Employee (or to such other address as Employee may notify in writing to Employer):

                  Cobra Technologies, Inc.
                  7251 West Palmetto Park Road
                  Boca Raton, Florida 33433

                  Lionel Forde

                  1440 Coral Ridge Drive, Suite 313
                  Coral Springs, FL 33071

18. WAIVER. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. All waivers must be in writing.

19. BINDING EFFECT. The provisions of this Agreement shall be binding upon the Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of Employer, its successors and assigns.

20. HEADINGS. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

21. GOVERNING LAW; VENUE. This Agreement will be governed and construed under the laws of the State of Florida, without giving effect to rules governing conflicts of law, with proper venue with respect to all disputes related to this Agreement being Dade County, Florida.

22. INVALIDITY. The invalidity or unenforceability of any term of this Agreement shall not invalidate, make unenforceable or otherwise affect any other term of this Agreement, which shall remain in full force and effect.

23. ATTORNEYS' FEES. In the event any dispute or litigation arises hereunder between any of the parties hereto, the prevailing party shall be entitled to all reasonable costs and expenses incurred by it in connection therewith (including, without limitation, all reasonable attorneys' fees and costs incurred before and at any trial or other proceeding and at all tribunal levels), as well as all other relief granted in any suit or other proceeding.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.

                                 EMPLOYER:

                                 COBRA TECHNOLOGIES, INC., a Nevada corporation

                                 BY:
                                 TITLE:

                                 EMPLOYEE:_____________________________________
                                          Lionel Forde